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                                                                EXHIBIT 10.14(e)

                                  LEASE SUMMARY
                          WHEELING CORRUGATING COMPANY
                                EMPORIA, VIRGINIA

Lessor:                 Industrial Development Authority of Greensville County,
                        Virginia
                        c/o County Administrator
                        1750 East Atlantic Street
                        Emporia, VA 23847

Lessee:                 Wheeling Corrugating, an unincorporated
                        division of Wheeling-Pittsburgh Steel Corporation 1134 Market Street
                        Wheeling, WV 26003

Location:               20 Three Creek Road
                        Emporia, VA 23847

Premises:               14.786 acres, being all of lots 6, 7 and 8 within the
                        Greensville County Industrial Park; Lessor to cause or facilitate construction of a 78,250 square foot building thereon.

Purpose:                Manufacturing plant

Date of initial Lease:  August 17, 1998

Date of current Lease   n/a
or Amendment:

Term:                   15 years beginning on the Commencement Date
                        (Feb. 19, 1999 to Feb. 28, 2014)

Renewal:                None.

Option                  Lessee has the option to purchase the
to purchase:            Premises during the Lease Term or upon termination
                        of the Lease.

Termination:            Upon default of the other party, with 30 days'
                        written notice, unless such default is cured within 30 days or the other party is in the process of curing such default.

Base rent:              To be determined.

Insurance:              Lessee shall maintain insurance for the benefit of
                        Lessor and Lessee.

Maintenance/repair:     Lessee's responsibility.

Utilities:              Lessee's responsibility (except for connection fees,
                        which is Lessor's responsibility).

Taxes/assessments:      Lessee's responsibility

Assignment/subletting:  With Lessor's prior written consent, except in instances involving Lessee's affiliates.

Inspection:             Lessor has the right to enter at reasonable times with
                        reasonable written notice.

Alterations:            With written consent from Lessor, unless all of the
                        following conditions are satisfied: Tenant Improvements
                        (a) are made to the interior of the building (excluding roof), (b) are not visible from the outside, and (c) do not exceed a cost of $25,000 per alteration.

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                                 LEASE AGREEMENT

         This Lease Agreement (the "Lease") dated this 17th day of August, 1998, by and between WHEELING CORRUGATING, AN UNINCORPORATED DIVISION OF WHEELING-PITTSBURGH STEEL CORPORATION, a Delaware corporation, (hereafter "Lessee), and the INDUSTRIAL DEVELOPMENT AUTHORITY OF GREENSVILLE COUNTY, VIRGINIA (hereafter "Lessor).

RECITALS:

         Lessor owns a parcel of land which consists of 14.786 acres, and which is all of lots 6, 7 and 8 within the Greensville County Industrial Park (said unimproved real property hereinafter referred to as the "Property") and which is further described in the attachment hereto entitled "Property Description". Lessor has agreed to cause, or facilitate, construction of a 78,250 square foot building on the Property. The parties have agreed that the improved Property shall be leased to Lessee, and that Lessee shall also have an option to purchase the Property. Lessee has provided information indicating its requirements for such a building, and its requirements for improvements to the remainder of the Property (said building, together with any and all other improvements to the Property, hereinafter referred to collectively as the "Improvements"). The Property and the Improvements are hereinafter referred to collectively as the "Premises". Lessor and Lessee enter into this agreement to evidence the terms and conditions which have been agreed to between them.

         WITNESSETH: That for and in consideration of the reciprocal benefits inuring to the parties hereunder, and in further consideration of the duties imposed upon the parties hereby, the parties hereby covenant and agree as follows:

1.       PREMISES

         1.1 LEASE OF PREMISES. Lessor shall enter into a construction contract (the "Construction Contract") with a contractor selected by Lessor in compliance with the Virginia Public Procurement Act and approved by Lessee, whose approval shall not be unreasonably withheld. The Construction Contract shall provide, among other things, for all labor and materials necessary to construct on the Property a seventy-eight thousand two hundred fifty (78,250) square foot building and related parking areas, roadways for ingress and egress and related amenities, all in accordance with the "Plans and Specifications" attached hereto as Exhibit A and made a part hereof. The obligations of the parties under this Agreement shall be subject to the execution of the Construction Contract and Lessee's written approval thereof. During the construction of the Improvements, the parties shall coordinate their efforts and cooperate with each other and the contractor to ensure that the Improvements are constructed in the most economical manner reasonably possible. All material decisions relating to the contractor's performance under the Construction Contract shall be reviewed with both parties. All change orders to the construction Contract shall be approved in writing by both parties; provided, however, that neither party shall unreasonably withhold its approval of any such change orders. Lessor shall include in the Construction Contract the earliest reasonable completion date as determined by Lessee, and if Lessee so requests, Lessor shall include in the Construction Contract a provision for the contractor to pay liquidated damages if the Improvements are not substantially completed by said completion date. Lessee acknowledges that inclusion of a liquidated damages clause might cause the contract price to increase.

         1.2 CONDITION OF THE IMPROVEMENTS. Lessor shall secure Lessee's approval as to the condition of the Improvements before accepting the Improvements from the contractor. If the Improvements are not in compliance with the Plans and Specifications, including but not limited to, the structure of the building, the plumbing, lighting, air conditioning, heating and loading doors, if any, Lessor shall require the contractor to bring the condition of the Premises into compliance with the contract. During the term of the Lease, if it is discovered that the Improvements were not constructed in substantial compliance with the Plans and Specifications, Lessor shall assert any claims which may be

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asserted against the Contractor, whether under warranty or contract. The foregoing shall not be construed as constituting a guaranty or warranty, by Lessor as to the condition of the Improvements, as Lessor shall have no liability to Lessee arising from the condition of the Improvements.

2.       TERM.

         2.1 TERM. The term of this lease shall be for fifteen (15) years, beginning on the date on which a Certificate of Occupancy is issued for the buildings (the "Commencement Date") and extending for fifteen (15) consecutive years thereafter (the "Lease Term"). If the Commencement Date is other than the first day of the month, the Lease Term shall end at the end of the month which is fifteen (15) years from the date of the end of the first month of the Lease. The parties may change the Commencement Date by executing a written document.

         2.2 HOLDING OVER. If Lessee remains in possession of the Premises after the expiration of the Lease Term, Lessee shall be deemed to be a tenant from month to month only, subject to all of the terms and provisions of this Lease except as to the duration of the Lease Term and either party to this Lease may terminate it by giving the other party thirty (30) days' written notice of termination of such tenancy from month to month.

3.       FINANCING.

         3.1 TERMS. Lessor shall secure tax-exempt revenue bond financing for the "permanent loan", and Lessor shall secure the best interim financing available for construction of the Improvements, repayment of which shall be secured by a security interest in the real and personal property which is acquired and improved in connection with the project, and also secured by a pledge of that portion of the monthly rental due from Lessee equal to Lessor's monthly debt service payments (but which assignment of rent shall not include the other elements of monthly rent due from Lessee). The bonds issued shall be nonrecourse, and Lessor shall have no duty to accept any financing which would afford to the bondholders recourse against Lessor. Repayment of the bonds shall be amortized over a term of fifteen (15) years. Any financing costs (e.g., underwriter's fee, legal fees, issuance fee) which can be paid from the proceeds of the bond issue shall be paid therefrom, and repaid as a part of long-term debt service. Any financing costs which are not permitted to be paid from the bond proceeds shall be paid, in full, by Lessee when due.

         3.2 LESSEE'S COVENANTS. In connection with the issuance of the bonds, Lessee agrees to (a) upon not less than ten (10) days prior request by Lessor, deliver to Lessor a statement in writing certifying (i) that this Lease is in full force and effect (or if there have been modifications, that this lease as modified is in full force and effect), (ii) the dates to which rents and other charges have been paid, (iii) that Lessor is not in default under any provisions of this Lease, or, if Lessor is in default, the nature thereof in detail and (iv) such other information pertaining to this Lease as Lessor may reasonably request; (b) cooperate in providing sufficient information regarding the Lessee, both financial and otherwise, to enable the Lessor to successfully market the bonds; (c) provide the Lessor with annual and quarterly financial statements, which have been certified by the treasurer of Lessee as being prepared in accordance with Generally Accepted Accounting Principles, to be included in an offering statement for the bonds; (d) provide such updated financial information as is reasonably requested from time to time by Lessor while the bonds are outstanding, as required by potential investors; (e) provide an opinion of Lessee's corporate counsel regarding the enforceability of this Lease against the Lessee; (f) provide an opinion of Lessee's corporate counsel and certifications of Lessee regarding the accuracy of the information regarding the Lessee in the offering statement; (g) execute a tax compliance agreement designed to insure the continued tax-exempt status of interest on the bonds; and
(h) if Lessee determines that its interests require compliance with FASB requirements, then Lessee agrees to bear sole responsibility for insuring that the lease complies with FASB requirements, and indemnify and save harmless Lessor from any loss, liability or responsibility in the event that this lease in any way fails to comply with said FASB requirements.

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4.       RENT.

         4.1 MONTHLY RENT. The monthly rental shall equal the sum of the following:

                  (a) The monthly payments of Lessor to service debt incurred for all elements of the project (including, although not exclusively, construction costs incurred under the primary construction contract and under any duly approved change orders, costs incurred for constructing a rail spur, construction loan interest, design and engineering fees, reasonable administration and overhead costs, grading and other site preparation costs, legal expenses, insurance premiums, permit fees, provision of utilities, all costs incurred in connection with the bond issue which were not paid when due by Lessee), PLUS

                  (b) One-twelfth (1/12) of Lessor's current annual premiums, if any, for all insurance procured by Lessor in connection with the Premises, PLUS

                  (c) TWO HUNDRED & NO/100 ($200.00) DOLLARS, which shall be paid to Lessor to offset administrative costs, PLUS

                  (d) If Lessor is required to expend any funds for repairs, improvements and/or maintenance of the Property and Improvements, as provided for in paragraph 6.1 hereof, then Lessee shall reimburse Lessor for all amounts so expended by Lessor during the preceding months, PLUS

                  (e) If Lessee is required under the terms of paragraph 8 hereof to make any payments in lieu of local taxes to Lessor, then Lessee shall pay to Lessor one-twelfth (1/12) of any and all such amounts which are so due from Lessee to Lessor.

5.       USE.

         5.1 USE. The Premises shall be used and occupied for manufacturing purposes, namely, as a steel corrugating facility and for purposes associated therewith and for other similar or related purposes. The Premises shall not be used in any manner which would cause interest paid on the financing bonds to constitute taxable income to the recipient. Lessee shall not use or permit the use of the Premises in any manner that creates waste or a nuisance or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties. Lessee shall secure Lessor's consent to any proposed modification of the Premises, as provided for in Section 6.2 (b) hereof.

         5.2 LESSOR'S OWNERSHIP WARRANTY. Lessor represents and warrants that it owns the Premises free and clear of all liens and encumbrances, except those which will not affect Lessee's use of the Premises, and has the right to lease the Premises to Lessee and execute this Lease.

6.       IMPROVEMENTS, ALTERATIONS, REPAIRS, MAINTENANCE.

         6.1 MAINTENANCE OF PREMISES BY LESSEE. Lessee shall bear sole responsibility for maintaining the Property and all Improvements in as good a condition as existed upon the Commencement Date, normal wear and tear excepted, and including the Improvements as the construction thereof progresses, and Lessee shall bear sole responsibility for payment of all costs incurred in connection therewith. If Lessor determines that Lessee is not properly maintaining the Premises, Lessor shall have the right and privilege, but neither the duty nor obligation, to effect all necessary repairs and maintenance following notice to Lessee. Lessee shall reimburse Lessor for any and all costs so incurred by Lessor, payable monthly as provided for in Section 4 hereof.

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         6.2      TENANT IMPROVEMENTS; CONSENT THEREFOR.

                  (a) Definition: Consent Required. The term "Tenant Improvements" as used in this lease shall include any overhead cranes located at the Premises, regardless of whether they were purchased with the proceeds of the tax exempt revenue bond financing, and all carpeting, window coverings, air lines, power panels, electrical distribution, machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any structural modification to the Premises, or any Tenant Improvements which cause material damage to the Premises. Lessee shall not make any Alterations to the Premises without Lessor's prior written consent. Lessee may, however, make Tenant Improvements without Lessor's prior written consent if all of the following conditions are satisfied: such Tenant Improvements are made to the interior of the building (excluding the roof); and, such Tenant improvements are not visible from outside the Improvements; and, such Tenant Improvements do not involve puncturing, relocating or removing the roof or any existing walls; and, the cost of such Tenant Improvements does not exceed TWENTY-FIVE THOUSAND & NO/100 ($25,000.00) DOLLARS per Alteration (i.e., not an aggregate of $25,000.00 for Alterations).

                  (b) Consent. No Alterations shall be made by Lessee without first securing written consent from Lessor. Lessee shall provide written notice to Lessor of any proposed Alterations. Lessor shall, without unreasonable delay, respond to each request from Lessee for such consent. All consents given by Lessor shall be deemed conditional upon: (i) Lessee's acquiring all applicable permits required by governmental authorities; (ii) Lessee's furnishing copies of such permits, together with a copy of the plans and specifications for the, Alterations, to Lessor prior to the commencement of the work, and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations by Lessee shall be done in a good and workmanlike manner, with good and sufficient materials and in compliance with all applicable laws. Lessee shall promptly, upon completion of the Alterations, furnish Lessor with copies of the plans and specifications.

                  (c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises which claims are or may be secured by any mechanics or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole cost and expense, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against Lessor or the Premises.

         6.3 OWNERSHIP AND REMOVAL OF TENANT IMPROVEMENTS; SURRENDER AND RESTORATION OF THE PREMISES.

                  (a) Ownership and Removal of Tenant Improvements. To the extent permitted by property law, all Tenant Improvements made to the Premises by Lessee shall remain the property of, and owned by, Lessee. Upon expiration of the Lease, such Tenant Improvements shall be removed by the Lessee, unless the parties agree that any or all of such Tenant Improvements may remain. Upon such removal, Lessee shall restore the Premises to the condition which existed prior to any such Tenant Improvements.

                  (b) Surrender and Restoration of the Premises. Lessee shall surrender the Premises by the end of the last day of the Lease Term, the last day of any renewal term, or any earlier termination date. Upon such surrender, the Premises shall be clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's trade fixtures, furnishings, equipment and other Alterations. The Lessee's trade fixtures, equipment, machinery, furniture, fixtures and other mixed or personal property, shall remain the property of Lessee and shall be

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removed by Lessee at the end of the Lease Term subject to its obligations to repair and restore the Premises as provided in this subparagraph.

7.       PROPERTY INSURANCE/BUILDINGS AND IMPROVEMENTS.

         7.1 ALL RISKS INSURANCE. Lessee shall keep the Premises, the Buildings and the Improvements thereon insured for the benefit of Lessor and Lessee in an amount of the actual replacement value of the Premises or in an amount that will be sufficient to prevent Lessee from becoming a co-insurer of any loss, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief and special extended perils, "all risks" as such term is used in the insurance industry. Said insurance shall provide for payment of the loss thereunder to Lessor or to the holders of mortgages or deeds of trust on the Premises, the Buildings or the improvements thereon. If such insurance coverage has a deductible clause, the deductible amounts shall not exceed FIFTY THOUSAND & NO/100 ($50,000.00) DOLLARS per occurrence and Lessor shall be liable for such deductible amount in the event of an insured loss.

         7.2 GENERAL LIABILITY INSURANCE. Lessee shall obtain and keep in force, throughout the entire Lease Term, a commercial general liability policy of combined, single limit, bodily injury and property damage insurance insuring Lessor, to the extent of Lessee's obligations hereunder to indemnify, insure and protect Lessor from loss, and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto by Lessee. Such insurance shall be a combined single limit in the amount of FIVE MILLION & NO/100 ($5,000,000.00) DOLLARS for bodily injury per occurrence, and TWO HUNDRED FIFTY THOUSAND & NO/100 ($250,000.00) DOLLARS per claim for property damage, with an annual aggregate of FIVE MILLION & NO/100 ($5,000,000.00) DOLLARS.

         7.3 ENVIRONMENTAL INSURANCE. The obligations of the parties under this Agreement shall be subject to the procurement of a mutually satisfactory policy of insurance to protect Lessor against any loss or costs incurred as a result of, pollution or other environmental contamination to the Property and Improvements, whether occurring prior to the Commencement Date or occurring during the Lease Term. The coverage afforded by such policy shall be broad form coverage and provide comprehensive protection; however, the parties shall use their best efforts to secure such coverage for the lowest premium which is reasonably obtainable. Such insurance shall provide "tail coverage" to Lessor, and, if possible, shall insure Lessor on an "occurrence basis" rather than one a "claims-made basis". All premiums paid by Lessor for such coverages shall be divided into twelve equal parts, which shall be added to the next consecutive twelve (12) months' rent due from Lessee, as provided in paragraph 4.1(h) hereof.

         7.4 LESSEE'S PERSONAL PROPERTY INSURANCE. Lessee, at its cost and expense, shall either by separate policy or at Lessee's option by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property and the Tenant Improvements similar in coverage to that of the Lessor under subparagraph 7.1. Lessee indemnifies and saves harmless Lessor for any loss of, or damage to, the personal property of Lessee, except to the extent such loss or damage is caused by the negligence of Lessor.

         7.5 INSURANCE POLICIES. Insurance required pursuant to this paragraph shall be procured from companies duly licensed to transact business in the State of Virginia and maintaining a "general policyholder's rating" of at least B+, V or a similar rating, as set forth in the most current issue of "Best Insurance Guide." Lessor or Lessee shall not do or permit to be done anything which shall invalidate the insurance policies described in this paragraph. Lessor and Lessee shall cause to be delivered to the other certificates evidencing the existence and amounts of such insurance with the other party as a named insured. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor or Lessee. Lessor and Lessee shall at least thirty (30) days prior to the expiration

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 of such policies furnish Lessor or Lessee with evidence of renewals or
"insurance binders" evidencing renewal thereof, or evidence that renewal is being responsibly pursued. In the absence of such evidence, Lessor or Lessee may order such insurance and charge the costs thereof to the other party, which amounts shall be payable by Lessor or Lessee upon demand. If the insuring party shall fail to procure and maintain the insurance required by this paragraph, the other party may, but shall not be required to, procure and maintain the same, at the expense of Lessee.

         7.6    INDEMNITY.

         (a) Lessee's Indemnity. Except for any and all claims caused by Lessor or its employees, agents or representatives, Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use or occupancy of the Premises, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises, including (but not exclusively), environmental contamination, and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any such action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense by counsel selected by Lessee's insurance carrier, or if such counsel is selected by Lessee, such counsel shall be selected subject to the approval of Lessor, which approval shall not be unreasonably withheld.

         (b) Lessor's Indemnity. Lessor shall, to the extent permitted by state and federal law, indemnify and hold harmless Lessee from and against any and all claims caused by Lessor or its employees, but not claims arising from any negligence of Lessor's contractors or subcontractors, or any other third party. Lessor shall, to the extent permitted by state and federal law, indemnify and hold harmless Lessee from and against any and all claims caused by any breach or default in the performance of any obligation on Lessor's part to be performed under the terms of this lease.

8. PAYMENTS IN LIEU OF REAL AND PERSONAL PROPERTY TAXES, AND OTHER LOCAL TAXES. In the event that ownership of the Premises by Lessor results in an exemption from any local real estate taxes and/or any local personal property taxes and/or any other local taxes which would have been assessed by Greensville County if the Premises were owned by a "taxable entity", then Lessee shall pay to Lessor the total of any and all such taxes which would have been assessed by Greensville County if the Premises were owned by a "taxable entity". The amounts so owed shall be paid in twelve (12) equal monthly installments, as provided for in paragraph 4.1 (e) hereof.

9. UTILITIES. Lessor shall either secure a waiver of any fees normally imposed as "connection fees" for connecting service laterals to public water and sewer systems, or alternatively, Lessor shall make payment of such connection fees on behalf of Lessee. Except for payment of connection fees for water and sewer service, Lessee shall pay all costs incurred for the provision of water, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon, and arrange to have these utilities listed in its account and billed directly to Lessee. Any service laterals required shall be a part of the construction project, and accordingly, Lessor makes no warranty or representation concerning what utilities are available at the Premises, nor does Lessor guarantee the provision of any utility service to the Premises.

10.      ASSIGNMENT AND SUBLETTING.

         10.1 LESSOR'S CONSENT REQUIRED. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises, without Lessor's prior written consent, which Lessor may not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void.

         10.2     LESSEE AFFILIATES. Notwithstanding the provisions of Paragraph
10.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires substantially all of the assets of Lessee, provided that said assignee assumes, in full, the obligations of Lessee under this Lease. In the event of such assignment or sublease by Lessee, Lessee shall remain fully obligated hereunder notwithstanding sub-Lessee or assignee becoming obligated hereunder, unless Lessor affords prior written consent to a release of Lessee. Lessor shall not unreasonably withhold its consent to any such request by Lessee for an assignment or sublet. However, if the bondholders, or the bond trustee, refuses to consent to a request of Lessee for an assignment or sublet, such refusal shall constitute a reasonable basis for Lessor to likewise deny such consent.

         10.3 SUBLESSEE'S PERMITTED ACTIVITIES. The activities of any Sublessee shall be limited to those which do not jeopardize the tax-exempt status of the bond issue, and in the event that the activity of Lessee or any sublessee causes the issue to become taxable, Lessee shall be liable for all damages which arise therefrom, whether direct or indirect, and whether to Lessor, the bondholders or any other party in interest, and including liability for legal fees and re-financing costs, if any.

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11.     DEFAULTS; REMEDIES.

         11.1     DEFAULT OF LESSEE. A default shall occur if:

                  (a) Lessee falls to make any rent payment within ten (10) days after the due date thereof.

                  (b) Lessee fails to perform any obligation imposed by this Lease Agreement and does not correct, if possible, such failure within (i) ninety (90) days after receipt of notice from Lessor specifying the manner in which Lessee is in default, or (ii) thirty (30) days from the date on which Lessee has actual notice of a material default. If the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a breach of this lease by Lessee if Lessee commences such cure within said thirty (30) day period, and thereafter diligently pursues such cure to completion.

                  (c) Permanently vacating the Premises, or abandoning occupancy of the Premises for thirty (30) consecutive days, or more.

                  (d) The occurrence of any of the following events: (i) making by Lessee of any general assignment for the benefit of creditors; (ii) Lessee becoming a debtor as defined in Section 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver who takes possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days.

         11.2 REMEDIES OF LESSOR. In the event of a default by Lessee, Lessor shall have the rights granted by law, including but not limited to the following rights:

                  (a)      To terminate this Lease Agreement by giving thirty
(30) days' written notice, unless such default is cured within such 30-day period or Lessee is in the process of curing such default. In the event of termination of the Lease Term by Lessor pursuant to this provision, Lessor shall have the right to re-enter and take possession of the Premises.

                  (b) To sue Lessee for any sums that may be due, plus interest thereon, which interest shall accrue at the rate of nine percent (9%) per annum.

                  (c) To sue Lessee in equity to compel the specific performance of this Lease Agreement.

                  (d) To exercise any and all other actions available to Lessor, at law or in equity, which shall be in addition to, but not in lieu of, the remedies set forth above.

         11.3 DEFAULT OF LESSOR. Lessor shall be in default if Lessor fails to perform the obligations required of Lessor without any unreasonable delay.

         11.4     REMEDIES OF LESSEE.

                  (a)      To terminate this Lease Agreement by giving thirty
(30) days' written notice, unless such default is cured within such 30-day period or Lessor is in the process of curing such default.

                  (b) To sue Lessor for any sums that may be due, plus interest thereon, which interest shall accrue at the rate of nine percent (9%) per annum.

                  (c) To sue Lessor in equity to compel the specific performance of this Lease Agreement.

                  (d) To exercise any and all other actions available to Lessee, at law or in equity, which shall be in addition to, but not in lieu of, the remedies set forth above.

12. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Buildings, or more than twenty-five percent (25%) of the land area of the Premises, which is not occupied by any Buildings, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within (30) days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing sentence, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Buildings taken bears to the total floor area of the Buildings. Any award for the taking of all or any part of the Premises under the power of Condemnation or any payment made under threat of the exercise of such power shall be divided as provided by law or in the award of damages. In the event that this Lease is not terminated by reason of such Condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such Condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority.

13.      COMPLIANCE WITH ORDERS, ORDINANCES, ETC.

         During the Lease Term, Lessee covenants, at its sole cost and expense, to promptly comply with all laws and ordinances or the orders, rules, regulations and requirements, related to Lessee's use and occupation of the Premises and those of general application to facilities or buildings of similar construction or use located in the county and state where the Premises are located, with all federal, state and municipal governments or other governmental or quasi-governmental authorities having jurisdiction over either the Premises or Lessee and appropriate departments, commissions, board and officers thereof, which may be applicable to the Premises, or Lessee's use of the Premises.

14.      HAZARDOUS SUBSTANCES.

                  (a) Definitions. Lessor and Lessee hereby covenant and agree that the following terms shall have the following meanings:

                  (i) "Environmental Laws" means all federal, state, and local laws, statues, ordinances, regulations and codes relating to the use, storage, treatment, generation, transportation, processing, handling, production, or disposal of any Hazardous Substance and the rules, regulations, policies, guidelines, interpretations, decisions, orders, and directives with respect thereto.

                  (ii) "Hazardous Substance" means, without limitation, any flammable explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes hazardous or toxic substances, or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1080, as amended (42 U.S.C. Sections 9001, et seq.), the Hazardous Materials Transportation Act as amended (40 U.S.C. Sections 1902, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq), or any other applicable Environmental Law.

                  (iii) "Release" has the same meaning as given to that term in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), and the regulations promulgated thereunder.

                  (b) Lessor's Responsibility and Liability. Lessee acknowledges that Lessor has heretofore delivered to Lessee a "Phase I" Environmental Assessment of the Property. Lessee acknowledges that it has completed a review of that Environmental Assessment. Accordingly, before Lessee can hold Lessor liable for any environmental contamination which it claims to have been present at the Premises upon the Commencement Date, Lessee must prove that such environmental contamination was present upon the Commencement Date (i.e., in the absence of such proof by Lessee there shall be a presumption in favor of Lessor that such environmental contamination was not present on the Commencement Date).

                  (c) Lessee's Obligations and Responsibilities. Lessee covenants and agrees with Lessor as follows:

                  (i) Lessee shall keep the Premises free of all Hazardous Substances, except for Hazardous Substances stored, treated, generated, transported, processed, handled, produced, or disposed of in the normal operation of the Premises by Lessee for the use described herein, which shall be in accordance with all Environmental Laws.

                  (ii)     Lessee shall comply with all Environmental Laws.

                  (iii) Lessee shall promptly provide Lessor with a copy of all notifications which it gives or receives with respect to any past or present Release of any Hazardous Substance or the threat of such a Release on, at, or from the Premises or any property adjacent to or within the immediate vicinity of the Premises.

                  (iv) Lessee covenants and agrees, at its sole cost and expense, to indemnify, defend, and save harmless Lessor from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements, and/or expenses (including without limitation, reasonable attorneys' and experts' fees and expenses) of any kind or nature whatsoever which may at any time be imposed upon, incurred by, asserted, or awarded against Lessor arising out of the actions or inactions of Lessee, from (i) the storage, treatment, generation, transportation, processing, handling, production, or disposal of any Hazardous Substance on the Premises, (ii) the presence of any Hazardous Substance or a Release of any Hazardous Substance or the threat of such a Release on the Premises, (iii) human exposure to any Hazardous Substance, (iv) a violation of any Environmental Law on the Premises, and (v) a material misrepresentation or inaccuracy in any representation or warranty or material breach of or failure to perform any covenant made by Lessee in this subparagraph
(c). If Lessee does not purchase the Property, it shall nevertheless remain liable to Lessor, after termination of the lease, for any degradation to the environmental condition to the Property occasioned during the Lease Term by Lessee, or by any invitee, licensee, guest or other person, firm or corporation which was on the Premises during the Lease Term by the authority, whether explicit or implicit, of Lessee. In the event of a dispute, there shall be a presumption that the environmental contamination was caused by Lessee, or by a person, firm or corporation acting pursuant to the authority of Lessee, which presumption Lessee shall have the right to rebut.

                  (v) If Lessee does not purchase the Property, then prior to termination of the lease Lessee shall procure, at its expense, a Phase I Environmental Assessment. At its own expense, Lessee shall take all actions necessary to restore the environmental condition of the Property to as "clean" an environmental condition as existed on the commencement date hereof. The actions required of Lessee may include, although not exclusively, procuring a Phase II Environmental Assessment and taking any and all remediation action indicated by either of said environmental assessments.

                  (vi) If Lessee does not purchase the Property, it shall nevertheless remain liable to Lessor, after termination of the lease, for any degradation to the environmental condition to the Property occasioned during the Lease Term by Lessee, or by any invitee, licensee, guest or other person, firm or corporation which was on the Premises during the Lease Term by the authority, whether explicit or implicit, of Lessee. In the event of a dispute, there shall be a presumption that the environmental contamination was caused by Lessee, or by a person, firm or corporation acting pursuant to the authority of Lessee, which presumption Lessee shall have the right to rebut.

15. QUIET ENJOYMENT. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that (i) they are fully authorized and legally capable of executing this Lease on behalf of Lessor, (ii) such execution is binding upon all parties holding an ownership interest in the Premises, and
(iii) they own the Premises free and clear of any liens or encumbrances of any kind, except those which will not interfere with Lessee's use of the Premises.

16. SIGNS. With Lessor's prior written consent, which shall not be unreasonably withheld, Lessee shall have the right to place a monument sign adjacent to the Premises and to place signs on the Buildings, which are visible from the surrounding public streets and highways. The size, location and color of signs shall be compatible with Lessor's overall plan for the Industrial Park, and must comply with state and local law, including (but not exclusively), the Greensvlle County Zoning Ordinance.

17.      MISCELLANEOUS

         17.1 SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         17.2 TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the parties under this Lease.

         17.3 INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Exception: Notwithstanding the foregoing language of this paragraph, Lessor shall provide Lessee with letters confirming that use of the Premises for the intended purposes is permitted by the Greensville County Zoning Ordinance, and confirming that Lessee shall receive those tax benefits available to new industries which locate within Greensville County's Enterprise Zone.

         17.4 NOTICES. All payments of rent and other payments, if any, required to be made by Lessee or Lessor under the provisions of this Lease Agreement, and all notices and other communications required or permitted to be given or delivered under this Lease Agreement to Lessor or to Lessee, which notices or communications must be in writing, shall either be (i) delivered personally; (ii) faxed; or (iii) placed in the United States mail, certified mail, return receipt requested, addressed as follows:

         (a)      If to the Lessor, to:  County Administrator Industrial
                                         Development Authority of
                                         Greensville County, Virginia
                                         1750 East Atlantic Street
                                         Emporia, Virginia 23847

         (b)      If to the Lessee, to:  Director, Corporate and Real Estate
                                         Wheeling Pittsburgh
                                         Steel Corporation
                                         1134 Market Street
                                         Wheeling, West Virginia 26003

Any payment or notice delivered personally shall be deemed to have been given and delivered when personally delivered. Any fax shall be deemed delivered when the initiating party receives written confirmation of receipt from the recipient. Any notice by certified mail shall be deemed received when the return receipt is signed by the addressee or service is refused. Lessor and Lessee, by notice received by the other party from time to time and at any time, may designate a different address for the making of payments or the giving of notices or other communications required or permitted to be given to the party designating such new address.

         17.5 WAIVERS. No waiver by Lessor or Lessee of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee or Lessor of the same or any other provision. Lessor's or Lessee's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's or Lessee's consent to or approval of any subsequent act by Lessee or Lessor.

         17.6 RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

         17.7 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

         17.8 SUCCESSORS IN TITLE. The terms and conditons hereof shall be binding upon the parties hereto, and upon their heirs, assigns, devises, personal representatives, or any other successors in title.

         17.9 ATTORNEY'S FEES. If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action on trial or appeal, shall be entitled to its reasonable attorney's fees to be paid by the losing party as fixed by the court.

         17.10 LESSOR'S ACCESS. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times with reasonable written notice for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees.

         17.11 INCORPORATED BY REFERENCE. All of the exhibits attached hereto are incorporated herein by this reference as is fully rewritten herein.

         17.12 FORCE MAJEURE. Except for Lessee's duty to pay rent, which shall not be abated, in the event Lessor or Lessee shall be delayed or hindered or prevented in the performance of any obligations required under the Lease by reasons of strike, lockouts, inability to procure labor or materials, failure of power, fire or other acts of God, restrictive governmental laws or regulations, riots, insurrection, war or any other reason not within the reasonable control of Lessor or Lessee, then the performance of such obligations shall be excused for a period of such delay and the period for the performance of any such act shall be extended for a period equivalent to the period of any such delay.

         17.13    SUBORDINATION ATTORNMENT; NONDISTURBANCE.

                  (a) Subordination. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust or other hypothecation or security device (collectively the "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part and to any renewals, modifications, consolidations, replacements and extensions thereof. If any lender shall elect to have this Lease superior to the lien of this Security Advice and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

                  (b) Attornment. Subject to the nondisturbance provisions of subparagraph (c), Lessee agrees to attorn to a lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device.

                  (c) Lessee's subordination of this Lease shall be subject to receiving assurance (a "Nondisturbance Agreement") from the Lender that Lessee's possession of this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in breach hereof and attoms to the record owner of the Premises.

                  (d)      Self-Executing. The agreements contained in this
Section 17.13 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writing as may be reasonably required to separately document any such subordination or nonsubordination, attornment and/or nondisturbance agreement as is provided for herein.

         17.14 CONSENTS. Wherever in this Lease the consent of a party is required, such consent shall not be unreasonably withheld or delayed.

         17.15 GOVERNING LAW. In the event that litigation is initiated by either party hereto, such litigation shall be initiated in Federal District Court for the Eastern District of Virginia, which Court shall have exclusive jurisdiction, excluding appeals. In the event that resolution of any dispute hereunder requires an application of case law or statutory law, the laws of the Commonwealth of Virginia shall control.

         17.16 AMENDMENTS. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

         17.17 COMPLETE AGREEMENT: The terms and conditions hereof represent the entire and complete agreement among the parties, and the parties expressly provide that any modification hereto must be effected in writing, and signed by the parties hereto.

18.      LESSEE'S PURCHASE OPTIONS.

         18.1     OPTION TO PURCHASE THE PREMISES.

                  (a) Lessee shall have the option of purchasing the Premises during the Lease Term, or upon termination of this lease. To exercise its purchase option during the Lease Term, Lessee shall provide written notice of its exercise to Lessor, and closing shall occur as quickly thereafter as possible. If Lessee has not purchased the Premises during the Lease Term, it shall purchase the Premises upon termination of this lease, unless no fewer than four (4) full months prior to such termination date, Lessee has provided written notice to Lessor that it will not be purchasing the Premises upon termination. If Lessee exercises its purchase option during the Lease Term, the purchase price shall be the sum of all remaining debt service payments for the tax exempt revenue bond financing, plus accrued interest and plus all other charges owed from Lessee to Lessor in accordance with the terms and conditions hereof, plus one dollar ($1.00), plus any lawful charges which may be levied upon Lessor by its bondholders (and Lessor shall make a reasonable effort to minimize the costs so levied). If Lessee exercises its purchase option upon termination of the lease, the purchase price shall be one dollar ($1.00) plus all other charges owed from Lessee to Lessor in accordance with the terms and conditions hereof.

                  (b) Closing Date. If the Option is exercised by Lessee, the transaction for the purchase and sale of the Premises shall be closed (the "Closing") on the date specified by Lessee in its written notification. Lessee may specify any closing date it prefers during the final year of the lease. For a closing prior to the final year of the lease, the closing date shall be no more than ninety days after the date Lessee affords written notification that it exercises its purchase option.

                  (c) Special Warranty Deed and Payment. At the Closing, Lessor shall convey to Lessee the fee simple title to the Premises as described in the preceding paragraph by a special warranty deed, free and clear of all defects, liens, encumbrances, easements and restrictions, reservations, conditions, agreements and encroachments, except: (i) those which existed upon the Commencement

Date; and (ii) those created during the term of this lease with the knowledge of Lessee. Lessor shall also execute and deliver to Lessee such documents as are customary in the community where the property is being conveyed. Lessee shall pay the Purchase Price, together with the amount of Rent and other charges due under this Lease prorated to the Closing Date in cash or its equivalent.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officer to execute this Lease to be effective the date first above written.

WHEELING CORRUGATING, division of            INDUSTRIAL DEVELOPMENT
WHEELING-PITTSBURGH STEEL                    AUTHORITY OF GREENSVILLE COUNTY,
CORPORATION                                  VIRGINIA
By: :/s/ Tom Patrick                         By: /s/ Donati R. Hugh
     -------------------------------             -------------------------------
     Authorized Officer                          Director

State of Virginia
City/County of Greensville, to-wit:

         The foregoing instrument was acknowledged before me this 3rd day of September, 1998, by Donati R. Hugh, on behalf of the Industrial Development Authority of Greensville County, Virginia.

                                             [signature illegible]
(SEAL)                                       -----------------------------------
My commission expires: 12/31/98              Notary Public

State of West Virginia
City /County of Ohio, to-wit:

         The foregoing instrument was acknowledged before me this 31st day of August, 1998, by Tom Patrick on behalf of Wheeling-Pittsburgh Steel Corporation.

                                             /s/ Diane Y. Duncan
(SEAL)                                       -----------------------------------
My commission expires: 10/28/07              Notary Public

                              PROPERTY DESCRIPTION

                      LEASE AGREEMENT DATED AUGUST 17, 1998

                                     BETWEEN

                        INDUSTRIAL DEVELOPMENT AUTHORITY

                         OF GREENSVILLE COUNTY, VIRGINIA

                                       AND

                              WHEELING CORRUGATING

All that certain tract or parcel of land situate in Belfield Magisterial District, Greensville County, Virginia, shown as containing 14.786 acres (644,061 square feet), and designated as Parcel 2A, on a certain plat thereof made by George T. McFarland, CLS, dated August 15, 1998, which plat is attached to, and recorded with, the deed mentioned below, whereon said property is shown as being bounded as follows: on the north by Sussex Drive (U. S. Route No. 301); on the east by CSX Railroad; on the south by lands of the Greensville County Industrial Park (remainder of parcel #2); and on the west by an eighty foot access easement entitled "80' Road R/W".

The property described above is in all respects the identical property conveyed unto the Industrial Development Authority of Greensville County, Virginia, by deed from Greensville County, Virginia, dated August 17, 1998, of record in the Clerk's Office of the Circuit Court for Greensville County, Virginia.